Registration No. 333-___________

                                    FORM S-8
                             Registration Statement
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ADVANCED PHOTONIX, INC.

                  Incorporated pursuant to the laws of Delaware

                   IRS Employer Identification No. 33-0325826

                               1240 Avenida Acaso
                           Camarillo, California 93012
                                 (805) 987-0146

                             Advanced Photonix, Inc.
                             2000 Stock Option Plan

                    Susan A. Schmidt, Chief Financial Officer
                             Advanced Photonix, Inc.
                               1240 Avenida Acaso
                           Camarillo, California 93012
                                 (805) 987-0146

                                   Copies to:
                              Landey Strongin, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                            New York, New York 10017
                                 (212) 759-3300


                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum        Proposed
                                    Proposed Amount of     Offering Price Per       Aggregate         Amount of
     Title of each Class of          Securities to be           Share(1)        Maximum Offering   Registration Fee
  Securities to be Registered           Registered                                  Price(1)
--------------------------------- ----------------------- --------------------- ------------------ -----------------
2000 Stock Option Plan                1,500,000 Shs.            $1.4948            $2,242,200          $560.55
Class A Common Stock, $.001 par
value

-----------------------------

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under option plan, the price is based upon the average of the high and low prices of the Common Stock on March 12, 2001, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by Advanced Photonix, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

     1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 26, 2000.

     2. The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 25, 2000, September 24, 2000 and December 24, 2000.

     3. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated January 16, 1991, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     4. All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 25(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement (which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Expert and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The  Company's  Certificate  of  Incorporation   contains  a  provision
permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. Also this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

         The Company's By-Laws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement.

       3.1 Certificate of Incorporation of the Registrant, as amended - incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 23, 1990.

       3.1.1 Amendment to Certificate of Incorporation of the Registrant, dated October 29, 1992 - incorporated by reference to the Registrant's March 31, 1996 Annual Report on Form 10-K.

       3.1.2 Amendment to Certificate of Incorporation of the Registrant dated September 9, 1992 - incorporated by reference to the Registrant's March 31, 1996 Annual Report on Form 10-K.

       3.2 By-Laws of the Registrant, as amended - incorporated by reference to the Registrant's March 31, 1996 Annual Report on Form 10-K.

       5.1      Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP.

       10.1 Advanced Photonix, Inc. 2000 Stock Option Plan, as approved at the Annual Meeting of Shareholders on August 25, 2000.

       23.1     Consent of Farber & Hass LLP, independent accountants.

       23.2     Consent of Arthur Andersen LLP, independent accountants.

       23.3 Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP - incorporated by reference herein to Exhibit 5.1.

       24.      Powers of Attorney - (included in Part II to Registration
                Statement).

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    PART III

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Advanced Photonix, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on March 15, 2001.

                                    ADVANCED PHOTONIX, INC.



                                    By:

                                    /s/ Brock Koren
                                    --------------------------------------------
                                    Brock Koren
                                    President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brock Koren and Susan A. Schmidt, and each of them, his true and lawful place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                           Dated



/s/ Brock Koren
-------------------------    President and Chief              March 15, 2001
Brock Koren                  Executive Officer




/s/ Richard D. Kurtz
-------------------------    Chairman of the Board            March 15, 2001
Richard D. Kurtz



/s/ M. Scott Farese
-------------------------    Director                         March 15, 2001
M. Scott Farese



/s/ Stephen P. Soltwedel
-------------------------    Director                         March 15, 2001
Stephen P. Soltwedel



/s/ Susan A. Schmidt
-------------------------    Chief Financial Officer          March 15, 2001
Susan A. Schmidt             (Principal Financial and
                              Accounting Officer)